UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    June 22, 2011

Commission File No. 000-16929

Soligenix, Inc.
(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite C-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2011, Soligenix, Inc. (the “Company”) appointed Jerome Zeldis, MD, PhD, and Keith Brownlie, CPA, to the Company’s Board of Directors (the “Board”).  Mr. Bownlie will be the Chairman of the Board’s Audit Committee.

Dr. Zeldis is currently Chief Executive Officer of Celgene Global Health and Chief Medical Officer of Celgene Corporation, a publicly traded, fully integrated biopharmaceutical company, where he has been employed since 1997.  From September 1994 to February 1997, Dr. Zeldis worked at Sandoz Research Institute and the Janssen Research Institute in both clinical research and medical development.  He has been a board member of several biotechnology companies and is currently on the boards of the NJ Chapter of the Arthritis Foundation, and the Castleman’s Disease Organization.  Additionally, he has served as Assistant Professor of Medicine at the Harvard Medical School (from July 1987 to September 1988), Associate Professor of Medicine at University of California, Davis from (September 1988 to September 1994), Clinical Associate Professor of Medicine at Cornell Medical School (January 1995 to December 2003) and Professor of Clinical Medicine at the Robert Wood Johnson Medical School (July 1998 to June 2010).  Dr. Zeldis received a BA and an MS from Brown University, and an M Phil, an MD, and a PhD in Molecular Biophysics and Biochemistry from Yale University.  Dr. Zeldis trained in Internal Medicine at the UCLA Center for the Health Sciences and in Gastroenterology at the Massachusetts General Hospital and Harvard Medical School.

Mr. Brownlie currently serves as a member of the Board of Directors of Epicept Corporation, a publicly traded, specialty pharmaceutical company focused on the clinical development and commercialization of pharmaceutical products for the treatment of cancer and pain, a position he has held since April 2011.  From 1974 to 2010, Mr. Brownlie worked with the accounting firm of Ernst & Young LLP.  Mr. Brownlie received a BS in Accounting from Lehigh University and is a Certified Public Accountant in the state of New Jersey.

Upon joining the Board, the Company granted each of Dr. Zeldis and Mr. Brownlie an option to purchase 300,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exercise price of $0.199.  These options are fully vested and expire on June 21, 2021.

Other than as set forth above, there are no arrangements or understandings between the Company and any other person pursuant to which Dr. Zeldis and Mr. Brownlie were elected as directors, nor are there any transactions between either Dr. Zeldis or Mr. Brownlie and the Company in which Dr. Zeldis or Mr. Brownlie has a direct or indirect material interest that the Company is required to report pursuant to the rules and regulations of the U.S. Securities and Exchange Commission.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 22, 2011, the Company held its Annual Meeting of Stockholders, at which the following items were voted upon:

(1)           Election of Directors:

Nominee	For	Withhold Authority
Christopher J. Schaber	92,389,526	1,853,487
Evan Myrianthopoulos	92,380,207	1,862,806
Gregg A. Lapointe	92,645,236	1,597,777
Robert J. Rubin	92,630,111	1,612,902
Tamar D. Howson	92,698,527	1,544,486
Virgil D. Thompson	92,713,507	1,529,506

These were 73,454,671 broker non-votes in the election of directors.

(2)           To ratify the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Abstain
166,704,980	477,562	515,142

There were no broker non-votes on this proposal.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title
99.1	Press release issued by the Company on June 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

June 28, 2011	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D. President and Chief Executive Officer (Principal Executive Officer)